PROMISSORY NOTE

         On or before the Due Date, as hereinafter defined, for value received, the undersigned, STEPHEN C. HILBERT (the "Maker") promises to pay to the order of Conseco, Inc. ("Conseco"), an Indiana corporation, or its successors or assigns, at such place as the holder hereof may from time to time designate in writing, in lawful money of the United States which shall be legal tender in payment of all debts and dues public and private at the time of payment, the principal sum of ONE MILLION NINE HUNDRED THOUSAND DOLLARS ($1,900,000.00), without interest until the Due Date, and with interest at the rate of ten percent (10%) per annum after the Due Date until paid, without relief from valuation and appraisement laws, and with attorneys' fees and costs of collection.

         The Maker shall have the privilege of prepaying the indebtedness evidenced hereby, in whole or in part, at any time.

         The Maker of this Note is employed by Conseco as a chief executive officer pursuant to a certain Employment Agreement dated January 1, 1987 (the "Employment Agreement"). The Due Date of this Note shall be two years after the date of termination of the Employment Agreement pursuant to the terms thereof. In the event that the Employment Agreement is terminated by Conseco or it successors or assignee on or before the expiration of the remaining term thereunder, then the remaining unpaid principal balance of this Note shall be deemed forgiven and the Maker shall have no further liability for the payment thereof.

         In consideration of the lending to the Maker of the indebtedness represented by this Note, the Maker hereby covenants and agrees with Conseco that until the earlier of (a) the Due Date of this Note or (b) the date on which the remaining principal balance of this Note is repaid in full or is forgiven pursuant to the terms hereof, the Maker will not, directly or indirectly, anywhere in the United States of America (i) render any services to, as an agent, independent contractor, consultant or otherwise, or become employed or compensated by, any other corporation, person or entity engaged in the business of selling or providing life or accident and health insurance products or services; (ii) in any manner compete with Conseco or any of its subsidiaries;
(iii) solicit or attempt to convert to other insurance carriers providing the same or similar products or services provided by Conseco and its subsidiaries, any customers or policy holders of Conseco or any of its subsidiaries; or (iv) solicit for employment or employ any employee of Conseco or any of its subsidiaries.

         The Maker of this Note waives presentment for payment; notice of protest, dishonor and demand; protest; and due diligence in bringing suit.

         Executed and delivered in Carmel, Indiana, this 13th day of May, 1996.


                                          /S/Stephen C. Hilbert
                                          -----------------------
                                          Stephen C. Hilbert